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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
Nos. 33-86608, 33-65258 and 33-46462 on Form S-3 and Registration Statement Nos. 33-86614 and 33-55904 on Form S-8 of LoJack Corporation of our reports dated April 18, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of LoJack Corporation for the year ended February 28, 1997.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts
May 27, 1997